EXHIBIT (d)(12)

INVESTMENT SUB-ADVISORY AGREEMENT

between

BOSTON MANAGEMENT AND RESEARCH

and

BMO GLOBAL ASSET MANAGEMENT (ASIA) LIMITED

for

EATON VANCE GREATER CHINA GROWTH FUND

AGREEMENT made this 1st day of March, 2021, between Boston Management and Research, a Massachusetts business trust (the “Adviser”), and BMO Global Asset Management (Asia) Limited, a company organized in Hong Kong (the “Sub-Adviser”).

WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated March 1, 2021 (the “Advisory Agreement”) with Eaton Vance Growth Trust, a Massachusetts business trust (the “Trust”) on behalf of Eaton Vance Greater China Growth Fund (the “Fund”), relating to the provision of portfolio management services to the Fund; and

WHEREAS, pursuant to authority granted to the Adviser in the Advisory Agreement, the Adviser wishes to retain the Sub-Adviser to furnish investment advisory services to the Fund, and the Sub-Adviser is willing to furnish such services to the Fund and the Adviser.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Adviser and the Sub-Adviser agree as follows:

1.Appointment of the Sub-Adviser.  The Adviser hereby appoints the Sub-Adviser to act as investment adviser for and to manage the investment and reinvestment of the assets of the Fund, subject to the supervision of the Adviser and the Trustees of the Trust, for the period and on the terms set forth in this Agreement. The Sub-Adviser hereby accepts such appointment and undertakes to afford to the Fund the advice and assistance of the Sub-Adviser's organization in the choice of investments and in the purchase and sale of securities for the Fund and to furnish for the use of the Fund office space and all necessary office facilities, equipment and personnel for servicing the investments of the Fund and to pay the salaries and fees of all officers and Trustees of the Trust who are members of the Sub-Adviser's organization and all personnel of the Sub-Adviser performing services relating to research and investment activities. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

EATON VANCE GREATER CHINA GROWTH FUND

2.Duties of the Sub-Adviser.  The Sub-Adviser shall provide the Fund with such investment management and supervision as the Adviser and the Fund may from time to time consider necessary for the proper supervision of the Fund’s investments. As investment adviser to the Fund and subject always to the applicable restrictions of the Declaration of Trust, By-Laws and registration statement of the Trust under the Investment Company Act of 1940 (the “1940 Act”), all as from time to time amended, the Sub-Adviser (i) shall furnish continuously an investment program and shall determine from time to time what securities and other investments shall be acquired, disposed of or exchanged and what portion of the Fund's assets shall be held uninvested and (ii) is authorized, in its discretion and without prior consultation with the Adviser or the Fund, to buy, sell, and otherwise trade in any and all types of securities and investment instruments on behalf of the Fund. Should the Trustees of the Trust at any time, however, make any specific determination as to investment policy for the Fund and notify the Sub-Adviser thereof in writing, the Sub-Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Sub-Adviser shall take, on behalf of the Fund, all actions which they deem necessary or desirable to implement the investment policies of the Fund.

The Sub-Adviser shall place all orders for the purchase or sale of portfolio securities for the account of the Fund either directly with the issuer or with brokers or dealers selected by the Sub-Adviser, and to that end the Sub-Adviser is authorized as the agent of the Fund to give instructions to the custodian of the Fund as to deliveries of securities and payments of cash for the account of the Fund. In connection with the selection of such brokers or dealers and the placing of such orders, the Sub-Adviser shall adhere to procedures adopted by the Board of Trustees of the Trust, copies of which shall be provided to the Sub-Adviser.

3.Compensation of the Sub-Adviser.  For the services, payments and facilities to be furnished hereunder by the Sub-Adviser, the Sub-Adviser shall be entitled to receive from the Adviser the fee set forth on Appendix A hereto.  Such fee shall be paid monthly in arrears on the last business day of each month. In case of initiation or termination of the Agreement during any month, the fee for that month shall be based on the number of calendar days during which it is in effect.

The Sub-Adviser may, from time to time, waive all or a part of the above compensation to which it is entitled hereunder.

4.Allocation of Charges and Expenses.  It is understood that the Fund will pay all expenses other than those expressly stated to be payable by the Sub-Adviser hereunder, which expenses payable by the Fund shall include, without implied limitation, (i) expenses of maintaining the Fund and continuing its existence, (ii) registration of the Trust under the 1940 Act, (iii) commissions, fees and other expenses connected with the acquisition, holding and disposition of securities and other investments, (iv) auditing, accounting and legal expenses, (v) taxes and interest, (vi) governmental fees, (vii) expenses of issue, sale, and redemption of shares, (viii)

EATON VANCE GREATER CHINA GROWTH FUND

expenses of registering and qualifying the Fund and its shares under federal and state securities laws and of preparing and printing registration statements or other offering statements or memoranda for such purposes and for distributing the same to shareholders and investors, and fees and expenses of registering and maintaining registrations of the Fund and of the Fund’s principal underwriter as broker-dealer or agent under state securities laws, (ix) expenses of reports and notices to shareholders and of meetings of shareholders and proxy solicitations therefor, (x) expenses of reports to governmental officers and commissions, (xi) insurance expenses, (xii) association membership dues, (xiii) fees, expenses and disbursements of custodians and subcustodians for all services to the Fund (including without limitation safekeeping of funds, securities and other investments, keeping of books, accounts and records, and determination of net asset values, book capital account balanced and tax capital account balances), (xiv) fees, expenses and disbursements of transfer agents, dividend disbursing agents, shareholder servicing agents and registrars for all services to the Fund, (xv) expenses for servicing the accounts of shareholders, (xvi) any direct charges to shareholders approved by the Trustees of the Trust, (xvii) compensation and expenses of Trustees of the Trust who are not members of one of the Adviser’s or Sub-Adviser's organizations, and (xviii) such non-recurring items as may arise, including expenses incurred in connection with litigation, proceedings and claims and the obligation of the Trust to indemnify its Trustees, officers and shareholders with respect thereto.

5.Other Interests.  It is understood that Trustees and officers of the Trust and shareholders of the Fund are or may be or become interested in the Sub-Adviser as trustees, shareholders or otherwise and that trustees, officers and shareholders of the Sub-Adviser are or may be or become similarly interested in the Fund, and that the Sub-Adviser may be or become interested in the Fund as a shareholder or otherwise. It is also understood that trustees, officers, employees and shareholders of the Sub-Adviser may be or become interested (as directors, trustees, officers, employees, shareholders or otherwise) in other companies or entities (including, without limitation, other investment companies) which the Sub-Adviser or the Adviser and its affiliates may organize, sponsor or acquire, or with which it may merge or consolidate, and that the Sub-Adviser or its subsidiaries or affiliates may enter into advisory or management agreements or other contracts or relationships with such other companies or entities.

6.Limitation of Liability of the Sub-Adviser.  The services of the Sub-Adviser to the Adviser for the benefit of the Fund are not to be deemed to be exclusive, the Sub-Adviser being free to render services to others and engage in other business activities.  In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Sub-Adviser, the Sub-Adviser shall not be subject to liability to the Fund or to any shareholder of the Fund or to the Adviser for any act or omission in the course of, or connected with, rendering services hereunder or for any losses which may be sustained in the acquisition, holding or disposition of any security or other investment.

7.Indemnification.

The Adviser agrees to indemnify and hold harmless the  Sub-Adviser, any affiliated person of the Sub-Adviser, and each person, if any, who, within the meaning of Section 15 of the Securities Act of 1933 Act, as amended, (the “1933 Act”) controls (“controlling person”) the Sub-Adviser (all of such persons being referred to as “Sub-Adviser Indemnified Persons”) against any and all losses,

EATON VANCE GREATER CHINA GROWTH FUND

claims, damages, liabilities, or litigation (including reasonable legal and other expenses) to which a Sub-Adviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Investment Advisers Act of 1940, as amended (the “Advisers Act”), under any other statute, at common law or otherwise, arising out of the Adviser’s responsibilities to the Sub-Adviser or the Trust which (1) may be based upon the Adviser’s gross negligence, willful misfeasance, or bad faith in the performance of its duties, or by reason of the Adviser’s disregard of its obligations and duties under this Agreement and to the Fund, or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus covering the Fund, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Adviser or the Fund or to any affiliated person of the Adviser by a Sub-Adviser Indemnified Person; provided however, that in no case shall the indemnity in favor of the Sub-Adviser Indemnified Person be deemed to protect such person against any liability to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its breach or reckless disregard of its obligations or duties under this Agreement.

Notwithstanding Section 6 of this Agreement, the Sub-Adviser agrees to indemnify and hold harmless the Adviser, any affiliated person of the Adviser, and any controlling person of the Adviser (all of such persons being referred to as “Adviser Indemnified Persons”) against any and all losses, claims, damages, liabilities, or litigation (including reasonable legal and other expenses) to which an Adviser Indemnified Person may become subject under the 1933 Act, 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Sub-Adviser’s responsibilities as Sub-Adviser of the Fund which (1) may be based upon the Sub-Adviser’s gross negligence, willful misfeasance, or bad faith in the performance of its duties, or by reason of the Sub-Adviser’s disregard of its obligations or duties under this Agreement, or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus covering the Fund, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Sub-Adviser and was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Adviser, the Fund, or any affiliated person of the Adviser or Fund by the Sub-Adviser or any affiliated person of the Sub-Adviser; provided, however, that in no case shall the indemnity in favor of an Adviser Indemnified Person be deemed to protect such person against any liability to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties, or by reason of its breach or reckless disregard of its obligations and duties under this Agreement.

The Adviser shall not be liable under Paragraph (a) of this Section 7 with respect to any claim made against a Sub-Adviser Indemnified Person unless such Sub-Adviser Indemnified Person shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Sub-Adviser Indemnified Person (or after such Sub-Adviser Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Sub-Adviser

EATON VANCE GREATER CHINA GROWTH FUND

Indemnified Person against whom such action is brought except to the extent the Adviser is prejudiced by the failure or delay in giving such notice.  In case any such action is brought against the Sub-Adviser Indemnified Person, the Adviser will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Sub-Adviser Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Sub-Adviser Indemnified Person.  If the Adviser assumes the defense of any such action and the selection of counsel by the Adviser to represent the Adviser and the Sub-Adviser Indemnified Person would result in a conflict of interests and therefore, would not, in the reasonable judgment of the Sub-Adviser Indemnified Person, adequately represent the interests of the Sub-Adviser Indemnified Person, the Adviser will, at its own expense, assume the defense with counsel to the Adviser and, also at its own expense, with separate counsel to the Sub-Adviser Indemnified Person, which counsel shall be satisfactory to the Adviser and to the Sub-Adviser Indemnified Person.  The Sub-Adviser Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Adviser shall not be liable to the Sub-Adviser Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Sub-Adviser Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation.  The Adviser shall not have the right to compromise on or settle the litigation without the prior written consent of the Sub-Adviser Indemnified Person if the compromise or settlement results, or may result in a finding of wrongdoing on the part of the Sub-Adviser Indemnified Person.

 The Sub-Adviser shall not be liable under Paragraph (b) of this Section 7 with respect to any claim made against an Adviser Indemnified Person unless such Adviser Indemnified Person shall have notified the Sub-Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Adviser Indemnified Person (or after such Adviser Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Sub-Adviser of any such claim shall not relieve the Sub-Adviser from any liability which it may have to the Adviser Indemnified Person against whom such action is brought except to the extent the Sub-Adviser is prejudiced by the failure or delay in giving such notice.  In case any such action is brought against the Adviser Indemnified Person, the Sub-Adviser will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Adviser Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Adviser Indemnified Person.  If the Sub-Adviser assumes the defense of any such action and the selection of counsel by the Sub-Adviser to represent both the Sub-Adviser and the Adviser Indemnified Person would result in a conflict of interests and therefore, would not, in the reasonable judgment of the Adviser Indemnified Person, adequately represent the interests of the Adviser Indemnified Person, the Sub-Adviser will, at its own expense, assume the defense with counsel to the Sub-Adviser and, also at its own expense, with separate counsel to the Adviser Indemnified Person, which counsel shall be satisfactory to the Sub-Adviser and to the Adviser Indemnified Person.  The Adviser Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Sub-Adviser shall not be liable to the Adviser Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Adviser Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation.  The Sub-Adviser shall not have the right to compromise on or settle the litigation without the prior written consent of the Adviser Indemnified Person if the compromise or settlement results, or may result in a finding of wrongdoing on the part of the Adviser Indemnified Person.

EATON VANCE GREATER CHINA GROWTH FUND

8.Duration and Termination of this Agreement.

a.  This Agreement shall become effective upon the date of its execution, and, unless terminated as herein provided, shall remain in full force and effect through and including the second anniversary of the execution of this Agreement and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance after such second anniversary is specifically approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund and (ii) by the vote of a majority of those Trustees of the Trust who are not interested persons of the Sub-Adviser, the Adviser, or the Trust cast at a meeting called for the purpose of voting on such approval.

b.   Notwithstanding the foregoing, (i) the Sub-Adviser may at any time on sixty (60) days' prior written notice to the Adviser terminate its obligations hereunder without the payment of any penalty; (ii) the Adviser may at any time on sixty (60) days' notice to the Sub-Adviser terminate this Agreement without the payment of any penalty, and (iii) this Agreement may be terminated by vote of a majority of the outstanding voting securities of the Fund.  This Agreement shall terminate automatically in the event of its assignment or in the event that the Advisory Agreement shall have terminated for any reason. In the event of termination for any reason, all records of the Fund shall promptly be returned to the Adviser or the Fund, free from any claim or retention of rights in such record by the SubAdviser, although the Sub-Adviser may, at its own expense, make and retain a copy of such records.

9.Amendments of the Agreement.  This Agreement may be amended by a writing signed by all parties hereto, provided that no amendment to this Agreement shall be effective until approved in a manner consistent with the requirements of the 1940 Act.

10.Limitation of Liability of the Adviser.  The Sub-Adviser expressly acknowledges the provision in the Declaration of Trust of the Trust of the Adviser limiting the personal liability of the trustees and officers of the Fund and the Adviser, and the Sub-Adviser hereby agrees that it shall have recourse to the Adviser or the Fund for payment of claims or obligations as between the Adviser or the Fund and the Sub-Adviser arising out of this Agreement and shall not seek satisfaction from any trustee or officer of the Fund or the Adviser.

11. Books and Records. The Sub-Adviser hereby agrees that all records that it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund’s or the Adviser's request in compliance with the requirements of Rule 31a-3 under the 1940 Act, although the Sub-Adviser may, at its own expense, make and retain a copy of such records. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

EATON VANCE GREATER CHINA GROWTH FUND

12.Certain Definitions.  The terms “assignment” and “interested persons” when used herein shall have the respective meanings specified in the 1940 Act as now in effect or as hereafter amended subject, however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order. The term “vote of a majority of the outstanding voting securities” shall mean the vote, at a meeting of shareholders, of the lesser of (a) 67 per centum or more of shares of the Fund present or represented by proxy at the meeting if the holders of more than 50 per centum of the outstanding shares of the Fund are present or represented by proxy at the meeting, or (b) more than 50 per centum of the outstanding shares of the Fund. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified or interpreted by any applicable order or orders of the SEC, any rules or regulations adopted by, or interpretative releases of, the SEC, or any applicable guidance issued by the staff of the SEC, such provision will be deemed to incorporate the effect of such order, rule, regulation, interpretative release, or guidance.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

BOSTON MANAGEMENT AND RESEARCH

By:	/s/ Maureen A. Gemma
Name:	Maureen A. Gemma
Title:	Vice President and not individually

BMO GLOBAL ASSET MANAGEMENT (ASIA) LIMITED

By:	/s/ Ying LUI (June)
Name:	Ying LUI (June)
Title:	Head of GMA Asia and not individually

By:	/s/ Cilla Sea-Won LUKE
Name:	Cilla Sea-Won LUKE
Title:	Head of Business Management and Operations APAC and not individually

Acknowledged and agreed to as of the day

and year first above written:

EATON VANCE GROWTH TRUST

(on behalf of Eaton Vance Greater China Growth Fund)

By:	/s/ Deidre E. Walsh
Name:	Deidre E. Walsh
Title:	Vice President and not individually